UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2009

URBAN BARNS FOODS INC.
(Exact name of registrant as specified in charter)

Nevada
(State or other jurisdiction of incorporation or organization)

333-145897
Commission File Number

Office 404 – 4th Floor, Albany House
324-326 Regent Street
London, UK, W1B 3HH
(Address of principal executive offices)

HL Ventures Inc.
(former name)

Registrant’s telephone number, including area code: 702 993 6122

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01 Other Items

On July 22, 2009 Urban Barns Foods Inc. (the “Company”)(formerly HL Ventures Inc.) filed an Amendment to its Articles of Incorporation with the Secretary of State of Nevada to change its name from HL Ventures Inc. to Urban Barns Foods Inc.  The Company received written consent from holders of 51.6% of the Company’s common stock for name change.  This name change has been processed by FINRA and has been declared effective as of the open of business on August 19, 2009.

Also on July 22, 2009, the Board of Directors of the Company approved a forward split of the Company's common stock.  The stock split is effective as of July 22, 2009. Upon the surrender of their existing share certificates, all shareholders will receive a new share certificate representing seven (7) new shares for each one (1) existing share.  This forward share split has also been processed by FINRA and been declared effective as of the open of business on August 19, 2009.

The number of shares that the Company is authorized to issue has not changed as a result of the common stock split.

The Company’s new CUSIP number is 91704A 105 and the Company’s new trading symbol is URBF.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 20, 2009	Urban Barns Foods Inc.
(Registrant)

	By:	/s/ Deniz Hassan
Deniz Hassan
Director, President, Chief Executive Officer